Exhibit 10.7

____________________________________________

CONSULTING AGREEMENT

BETWEEN

BRUCE WEATHERERELL

AND

BITZIO, INC.

NOVEMBER 17, 2011

____________________________________________

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is effective as of November 17, 2011 (the “Effective Date”)

B E T W E E N:

BRUCE WEATHERELL, an individual with an address at 2272 Steenburg Lake North Road, Coe Hill ON, K0L 1PO, Canada (the “Consultant”)

- and -

BITZIO, INC., a corporation incorporated under the laws of the State of Nevada, with a principal place of business at 548 Market Street, Suite 18224, San Francisco, California 94104  (the “Corporation”)

THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Corporation and the Consultant agree as follows:

ARTICLE ONE – GENERAL

1.1	Consulting Services

Subject to the terms and conditions in this Agreement, the Corporation shall retain the Consultant to carry out services and the Consultant shall render the following consulting services to the Corporation:

(a)	Chief Operating Officer. Provide advice, services and consulting typically associated with that of a Chief Operating Officer for the Corporation; and

(b)	Other. The Consultant will provide such other consulting services as may from time to time be agreed upon by the Corporation and the Consultant.

1.2	Term of Agreement

The Corporation will retain the Consultant for a one (1) year term from the Effective Date to December 31, 2012 (the “Initial Term”), subject to any renewal or earlier termination as set out in Articles 6 or 7 below.

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ARTICLE TWO – REMUNERATION OF CONSULTANT

2.1	Fee for Services

The Corporation shall pay to the Consultant for the services provided under this Agreement a monthly retainer of $15,000.00 (plus applicable taxes such as HST), which amount will be paid in two semi-monthly instalments of $7,500 each on the 15th and 30th day of each month.  Consultant will provide Corporation with invoices for such amounts.   Notwithstanding the foregoing, the Consultant has agreed to forgo payment of fifty percent (50%) of this compensation for the period from the Effective date through June 30, 2012.

2.2	Additional Payment

The Consultant will be eligible to participate in a bonus program, if and when established by the Corporation, such participation, the terms and goals of such a program shall be in the sole discretion of the Corporation’s Board of Directors.

2.3	Vacation

Consultant shall be entitled to receive four (4) weeks of paid vacation per year during the term of this Agreement.

2.4	Expenses

The Corporation will reimburse the Consultant for all reasonable expenses incurred by the Consultant in connection with its services under this Agreement, provided such expenses have been approved by the CEO of the Corporation and are consistent with the Corporation’s expense policy.  The Consultant will furnish to the Corporation statements and receipts for all such expenses.

ARTICLE THREE – COVENANTS OF CONSULTANT

3.1	Services

(a)	The Consultant shall perform its services under this Agreement to the best of its ability, and in a competent and professional manner.

(b)	The Consultant shall devote such time and attention to the business of the Corporation as may be necessary to carry out the services described in section 1.1 above.

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3.2	Rules, Regulations, Policies and Procedures

The Consultant will be bound by and will faithfully observe and abide by all the rules, regulations, policies and procedures that the Corporation may institute at its discretion from time to time.

3.3	Proprietary Rights Agreement

The Consultant and its employees, agents and contractors who provide services to the Corporation agree to execute and deliver to the Corporation the Proprietary Rights Agreement in the form attached hereto as Exhibit “A”.

ARTICLE FOUR – STATUS OF THE CONSULTANT/INDEMNIFICATION

4.1
The Consultant warrants and represents that he is in all respects and for all purposes an independent contractor.  This warranty and representation is a material one.  In the absence of this warranty and representation, the Corporation would not enter into this Agreement.

4.2
The Consultant is in all respects and for all purposes deemed to be an independent contractor.  For greater clarity, there is deemed to be no employment contract, employment relationship, partnership, or joint venture between the Corporation and the Consultant.

4.3
The Consultant will in all respects be solely liable for all statutory or required withholdings, contributions or payments of premiums, including but not limited to income tax, employment insurance premiums, and any local, state or federal withholding taxes or other amounts in respect of the payment of any service fee by the Corporation to the Consultant.

4.4
The Consultant warrants and represents that he is not and will not be entitled to and will not pursue any claim or litigation whatsoever for any termination pay, severance pay, compensation in lieu of notice, vacation pay, overtime pay, or any other right, benefit or entitlement available to an employee or to any individual with a status other than that of independent contractor, either under statute, at common law, at equity or otherwise.  This warranty and representation is a material one.  In the absence of this warranty and representation, the Corporation would not enter into this Agreement.

4.5
The Consultant assumes all risks inherent in the performance of the services and the obligations hereunder, and his status as an independent contractor, and will indemnify and hold harmless the Corporation, its past, present and future officers, directors, employees, and agents from any and all claims, losses or damages whatsoever arising from the performance of the services and the obligations hereunder, the pursuit of any claim or litigation notwithstanding Section  4.4, the breach of any warranty or representation herein by the Consultant, or the payment of any service fee hereunder, including but not limited to any income tax, Canada Pension Plan premiums or employment insurance premiums, penalties, interest and legal costs payable by the Corporation  associated with this agreement or the Consultant’s status as an independent contractor.  The Corporation may set off the entire amount of any such claims or losses against any monies owing by the Corporation to the Consultant.

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4.6
The relationship between the Corporation and the Consultant is a non exclusive one, and the Consultant will be at liberty to undertake other work or engagements while working or engaged under this contract, provided that such other work or engagements do not conflict with the services rendered hereunder or the terms of this agreement.

4.7
Consultant shall be entitled to indemnification from the Corporation to the fullest extent permitted by law in connection with his providing services for and on behalf of the Corporation. The Corporation agrees to name Consultant as an additional named insured on its general liability, E&O policies, and D&O policies then in force from time to time during the term. The Corporation will indemnify Consultant to the fullest extent permitted by applicable law and to the fullest extent authorized by the Articles of Incorporation (or their equivalent) and By-Laws of the Corporation.

ARTICLE FIVE – INDEPENDENT CONTRACTOR

5.1	Employee’s of Consultant

The employees of the Consultant are not employees of the Corporation and shall not be entitled to receive from the Corporation any benefits whatsoever.  The Corporation shall not be required to make contributions for employment insurance, workplace safety insurance and other similar levies in respect of the fee for services to be paid to the Consultant pursuant to Section 2.1.  The Consultant shall be required to make contributions for employment insurance, workplace safety insurance and other similar levies in respect of the fee for services to be paid to the Consultant pursuant to Section 2.1.

5.2	No Authority to Bind

The Consultant shall not, without the prior written consent of the Corporation, enter into any contract or commitment in the name of or on behalf of the Corporation or bind the Corporation in any respect whatsoever.

5.3	Consultant’s Office

Consultant acknowledges that it is responsible for providing for its own office, outside of the Corporation’s offices at its own expense.  The Corporation may, subject to availability, allow Consultant to maintain an office at its offices.

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ARTICLE SIX – TERMINATION

6.1	Termination by Corporation

Where the Corporation terminates this Agreement prior to the end of the Initial Term and the Consultant has not fundamentally breached its obligations under this Agreement, in exchange for the Consultant executing and delivering a Release in the form attached hereto as Exhibit “B”, the Corporation will pay the Consultant forthwith a lump-sum payment equivalent to three (3) months of its fees under section 2.1 of this Agreement.  In addition to the foregoing, you will have twelve (12) months from the date of any such termination to exercise all stock options that are then vested.

6.2	Termination by Corporation or Consultant due to Fundamental Breach

The Corporation may terminate this Agreement at any time for Just Cause. "Just Cause" shall mean:  (i) a willful act by the Consultant of dishonesty, theft, breach of trust, or misappropriation of the property of the Corporation; or (ii) a material breach or default by the Consultant of its duties pursuant to this Agreement and the failure to remedy such breach or default within a reasonable period of time after delivery of written notice from Corporation to Consultant; or (iii) any act or omission which would in law permit the Corporation to, without notice or payment in lieu of notice, terminate the relationship, including but not limited to, a material breach of this Agreement.  If the Corporation has Just Cause, the Consultant will receive no payment of any kind or nature including, without limitation, any anticipated earnings, stock options or accelerated vesting thereof or other securities of any kind. The Consultant may terminate this Agreement at any time due to a fundamental breach of the Agreement by the Corporation, in which case the Consultant will receive payments as set out in Section 6.1 above.

6.3	Termination by Consultant with Notice

The Consultant may terminate this Agreement at any time upon providing 90 days prior written notice to the Corporation.  In these circumstances, the Consultant will receive no payment of any kind or nature including, without limitation, any anticipated earnings, stock options or accelerated vesting thereof or other securities of any kind after 90 days, except what is owed for services rendered during such 90 day period.

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6.4	Provisions That Operate Following Termination

Notwithstanding the termination of this Agreement for any reason whatsoever (including the expiry of the Agreement or its non-renewal):

(i)	Section 3.3 and the obligations therein, shall continue in full force and effect following any such termination; and

(ii)	The payment and option provisions of section 2 shall survive any termination of this Agreement.

ARTICLE SEVEN – RENEWAL

7.1	Renewal of the Agreement

At the end of the Initial Term, this Agreement shall automatically renew for additional one-year terms (each a “Renewal Term” and together with the Initial Term, shall be referred to as the “Term”), unless either party give notice to the other party not less than sixty (60) days prior to the then current Term.  The parties shall agree in writing as to any change to the terms and conditions of this Agreement for any Renewal Term.

7.2	Non-Renewal

In the event that either party gives notice not to renew the Agreement at the end of any Term, this Agreement will terminate without any notice or payment in lieu of notice in accordance with Section 6 of this Agreement.

ARTICLE EIGHT – INTERPRETATION AND ENFORCEMENT

8.1	Sections and Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion of this Agreement.  References in this Agreement to “$” or “dollars” refer to Canadian dollars.  References in this Agreement to Articles and Sections refer to articles and sections of this Agreement, unless expressly stated otherwise.

8.2	Number and Gender

In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

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8.3	Entire Agreement

This Agreement, including the Proprietary Rights Agreement at Exhibit “A”,  and the Release at Exhibit “B” constitutes the entire agreement between the Corporation and the Consultant with respect to the subject matter hereof and replaces and supersedes any prior understandings and agreements between them with respect thereto.  There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express or implied, between the Corporation and the Consultant with respect to the subject matter hereof, other than as expressly set forth in this Agreement.

8.4	Amendments and Waivers

No amendment to this Agreement shall be valid or binding, unless set forth in writing and duly executed by both the Corporation and the Consultant.  No waiver of any breach of any term or provision of this Agreement will be effective or binding, unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.  Any handwritten changes made to this Agreement (with the exception of the Effective Date when the Effective Date is handwritten onto the Agreement) must be initialed by all parties in order to be binding on the parties.

8.5	Assignment

Except as may be expressly provided in this Agreement, neither the Corporation or the Consultant may assign its rights or obligations under this Agreement without the prior written consent of the other party hereto, provided that the Corporation may assign this Agreement to a successor in the event of a sale of all or substantially all of the Corporation’s shares or assets.

8.6	Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof, and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

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8.7	Notices

Any demand, notice or other communication to be given in connection with this Agreement will be given in writing and may be given by personal delivery, by electronic delivery (with proof of successful transmission) or by registered or certified mail, return receipt requested, addressed to the recipient as follows:

To the Consultant:	Bruce Weatherell 2272 Steenburg Lake North Road Coe Hill ON, K0L 1PO bruce@bitzio.com
To the Corporation:	Bitzio, Inc. 548 Market Street, Suite 18224 San Francisco, California 94104 With a copy to: legal@bitzio.com or such other address or individual as may be designated by notice by either party to the other.

Any communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof; or if made or given by electronic delivery, on the business day following receipt thereof; or if made or given by registered or certified mail, on the 7th day, other than a Saturday, Sunday or Statutory holiday in California, following the deposit thereof in the mail.

If the party giving any communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, then such communication will not be mailed but will be given by facsimile or personal delivery.

8.8	Governing Law

This Agreement will be deemed to have been entered into, and will be governed by, and interpreted and construed in accordance with the laws of the Province of Ontario, Canada.

8.9	Court Jurisdiction

For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario.  The Corporation and the Consultant each hereby attorns to the exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

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8.10	Counterparts

This Agreement may be executed in two or more identical counterparts, facsimile counterparts or electronic counterparts, each of which when executed by a party shall be deemed to be an original and such counterparts shall together constitute one and the same Agreement.

8.11	Copy of Agreement

The Consultant acknowledges receipt of a copy of this Agreement duly signed by the Consultant and the Corporation.

IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date.

)
SIGNED, SEALED and DELIVERED	)
in the presence of	)
)
)

WITNESS		BRUCE WEATHERELL

BITZIO, INC., a corporation incorporated under the laws of Nevada
By:	/s/ illegible

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EXHIBIT “A”

PROPRIETARY RIGHTS AGREEMENT

BRUCE WEATHERELL (the "Consultant") recognizes that BITZIO, INC. (the “Corporation”) is engaged in a continuous program of software research and development and the marketing of software products, and that the Corporation also provides technical support, consultation and training services relating to those software products.  The Consultant also recognizes the importance of protecting the Corporation’s trade secrets, confidential information and other proprietary information and related rights acquired through the Corporation’s expenditure of time, effort and money.

Therefore, because the Consultant wishes to be engaged by the Corporation in a capacity in which it will receive and contribute to the Corporation’s Confidential Information, and in consideration of the fees the Consultant will receive from the Corporation and for its engagement by the Corporation, the Consultant agrees to be bound by the following terms and conditions:

1.	Definitions

For purposes of this Agreement:

(a)	“Confidential Information” includes any of the following:

(i)
any and all versions of the software and related documentation owned or marketed by the Corporation, as well as the software and documentation owned by the Corporation’s suppliers and used internally by the Corporation, including all related algorithms, concepts, data, designs, flowcharts, ideas, programming techniques, specifications and source code listings;

(ii)	all Developments (as defined below);

(iii)
information regarding the Corporation’s business operations, methods and practices, including marketing strategies, product pricing, margins and hourly rates for staff and information regarding the financial affairs of the Corporation;

(iv)
the names of the Corporation’s clients and the names of the suppliers of computer services and software to the Corporation, and the nature of the Corporation’s relationships with these clients and suppliers;

(v)
technical and business information of or regarding the clients of the Corporation obtained in order for the Corporation to provide such clients with software products and services, including information regarding the data processing requirements and the business operations, methods and practices and product plans of such clients; and

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(vi)	any other trade secret or confidential or proprietary information in the possession or control of the Corporation,

but Confidential Information does not include information that is or becomes generally available to the public without any fault of the Consultant or that the Consultant can establish, through written records, was in its possession prior to its disclosure to the Consultant as a result of the Consultant providing consulting services to the Corporation.

(b)	“Developments” include all:

(i)
software, documentation, data, designs, reports, flowcharts, trade-marks, specifications and source code listings, and any related works, including any enhancements, modifications, or additions to the software products owned, marketed or used by the Corporation; and

(ii)	inventions, devices, discoveries, concepts, ideas, algorithms, formulae, know-how, processes, techniques, systems and improvements, whether patentable or not,

developed, created, generated or reduced to practice by the Consultant, independently or jointly with others, while the Consultant provided services to the Corporation pursuant to this Agreement, or that result from tasks assigned to the Consultant by the Corporation, or that result from the use of the premises or property (including equipment, supplies or Confidential Information) owned, leased or licensed by the Corporation, unless otherwise agreed upon by the parties in writing.

2.	Non-Disclosure of Confidential Information

At all times during and subsequent to the termination of the Consultant's engagement with the Corporation, the Consultant will keep in strictest confidence and trust the Confidential Information, the Consultant will take all necessary precautions against unauthorized disclosure of the Confidential Information, and the Consultant will not directly or indirectly disclose, allow access to, transmit or transfer the Confidential Information to a third party, nor will it copy or reproduce the Confidential Information except as may be reasonably required for it to provide its services to the Corporation.

3.	Restricted Use of Confidential Information

(a)
At all times during and subsequent to the termination of the Consultant's engagement with the Corporation, the Consultant will not use the Confidential Information in any manner except as reasonably required for it to provide its services to the Corporation.

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(b)
Without limiting the obligations under Section 3(a), the Consultant agrees that at all times during and subsequent to the termination the Consultant's engagement with the Corporation, it will not use or take advantage of the Confidential Information for creating, maintaining or marketing, or aiding in the creation, maintenance or marketing, of any software that is competitive with any software owned or marketed by the Corporation.

(c)
Upon the request of the Corporation, and in any event upon the termination of the Consultant's engagement with the Corporation, the Consultant will immediately return to the Corporation all materials, including all copies in whatever form, containing the Confidential Information that are in its possession or under its direction or control.

4.	Ownership of Confidential Information

(a)	The Consultant acknowledges and agrees that it will not acquire any right, title or interest in or to the Confidential Information.

(b)
The Consultant agrees to make full disclosure to the Corporation of each Development promptly after its creation.  The Consultant hereby assigns and transfers to the Corporation, and agrees that the Corporation will be the exclusive owner of, all of its right, title and interest to each Development throughout the world, including all trade secrets, patent rights, copyrights and all other intellectual property rights therein.  The Consultant further agrees to cooperate fully at all times during and subsequent to the termination of the Consultant's engagement with the Corporation, with respect to signing further documents and doing such acts and other things reasonably requested by the Corporation, at the Corporation's expense, to confirm such transfer of ownership of rights, including intellectual property rights, effective at or after the time the Development is created and to obtain patents or copyrights or the like covering the Developments.  The Consultant agrees that the obligations in this Section 4(b) will continue beyond the termination of the Consultant's engagement with the Corporation with respect to Developments created during the Consultant's engagement with the Corporation.

(c)
The Consultant agrees that the Corporation, its assignees and their licensees are not required to designate it as the author of any Developments.  The Consultant hereby waives in whole all moral rights that it may have in the Developments, including the right to the integrity of the Developments, the right to be associated with the Developments, the right to restrain or claim damages for any distortion, mutilation or other modification of the Developments, and the right to restrain use or reproduction of the Developments in any context and in connection with any product, service, cause or institution.

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(d)
Listed in Schedule "A" to this Agreement are those works and inventions created by the Consultant, independently or jointly with others, prior to its engagement by the Corporation, that are exempt from the operation of this Agreement.  If nothing is listed in Schedule "A", the Consultant represents that it has made no such works or inventions as of the date of this Agreement.

5.	Protection of Computer Systems and Software

The Consultant agrees to take all necessary precautions to protect the computer systems and software of the Corporation and of the suppliers and clients of the Corporation.  The Consultant agrees to comply with the obligations set out in the Corporation’s Computer and Network Protection Rules (the “Rules”).  A copy of the Rules, as currently in effect, is attached as Schedule "B" to this Agreement.  The Consultant agrees that the Corporation may unilaterally amend the Rules, and upon their delivery to the Consultant such new Rules will form part of this Agreement and will be binding on the Consultant.  The Consultant agrees that violation of any of such Rules may constitute a fundamental breach of the Consultant's engagement.

6.	Non-Competition

The Consultant agrees that while it is engaged by the Corporation and for a period of six (6) months after the termination of its engagement with the Corporation, it will not, without the prior written approval from the Corporation, directly or indirectly, as an employee, consultant, partner, principal, agent, proprietor, shareholder (other than a holding of shares listed on a stock exchange that does not exceed 2% of the outstanding shares so listed) or advisor, provide services to a direct competitor to the Corporation.

7.	Non-Solicitation of Clients

The Consultant agrees that while it is engaged by the Corporation and for a period of six (6) months after the termination of its engagement with the Corporation, it will not, directly or indirectly, contact or solicit any clients of the Corporation for the purposes of selling or supplying to these clients any services that are competitive with the services it provided the Corporation at the time of the termination of its engagement.  For the purposes of this Section 7, “clients” means any business or organization that (a) was a client of the Corporation at the time of the termination of the Consultant's engagement; or (b) became a client of the Corporation within six months after the termination of the Consultant's engagement with the Corporation, if the Consultant was involved with any marketing efforts in respect of such client before the termination of its engagement.

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8.	Non-Solicitation of Employees

The Consultant agrees that while it is engaged by the Corporation, and for six (6) months after the termination of its engagement with the Corporation, it will not directly or indirectly hire or retain, directly or indirectly, any employees of or consultants to the Corporation nor will it solicit or induce or attempt to induce any persons who were employees of or consultants to the Corporation at the time of such termination or during the 90 days immediately preceding such termination, to terminate their employment or consulting agreement with the Corporation.

9.	Reasonableness of Non-Competition and Non-Solicitation Obligations

The Consultant confirms that the obligations in Sections 6, 7 and 8 are fair and reasonable given that, among other reasons,

(i)
the sustained contact the Consultant will have with the clients of the Corporation will expose the Consultant to Confidential Information regarding the particular requirements of these clients and the Corporation’s unique methods of satisfying the needs of these clients, all of which the Consultant agrees not to act upon to the detriment of the Corporation; and/or

(ii)	the Consultant will be performing important development work on the software owned or marketed by the Corporation;

and the Consultant agrees that the obligations in Sections 6, 7 and 8, together with its other obligations under this Agreement, are reasonably necessary for the protection of the Corporation’s proprietary interests.  The Consultant further confirms that the geographic scope of the obligation in Section 6 is reasonable given the international nature of the market for the products and services of the Corporation.  The Consultant agrees that the obligations in Sections 6, 7 and 8 are in addition to the non-disclosure and other obligations provided elsewhere in this Agreement.

The parties agree that in the event that the Corporation files, or has filed against it, a voluntary assignment or involuntary petition of bankruptcy which is not thereafter dismissed within sixty (60) days, or a receiver, administrator, or the local equivalent thereof, is appointed over all or a substantial part of the Corporation’s assets; or the Corporation files for dissolution; or an act equivalent to any of the above occurs under the laws of the jurisdiction of the Corporation, the obligations set in Section 6, 7 and 8 shall terminate and no longer be binding on the Consultant.

10.	No Conflicting Obligations

(a)
The Consultant acknowledges and represents to the Corporation that in providing its services as a consultant to the Corporation, it will not breach any agreement or other obligation to keep confidential the proprietary information of any other party.  The Consultant further acknowledges and represents that it is not bound by any agreement or obligation with any third party that conflicts with any of its obligations under this Agreement.

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(b)
The Consultant represents and agrees that it will not bring to the Corporation, and will not use in the performance of its work with the Corporation, any trade secrets, confidential information and other proprietary information of any other party.  The Consultant represents and agrees that in its work creating Developments it will not knowingly infringe the intellectual property rights, including copyright, of any third party.

11.	Enforcement

The Parties acknowledge and agree that damages may not be an adequate remedy to compensate for any breach of the obligations contained in this Agreement, and accordingly they agree that in addition to any and all other remedies available, the the Parties will be entitled to obtain relief by way of a temporary or permanent injunction to enforce the obligations contained in this Agreement.

12.	General

(a)
This Agreement will be governed by the laws in force in the State of California.  If any provision of this Agreement is wholly or partially unenforceable for any reason, such unenforceable provision or part thereof will be deemed to be omitted from this Agreement without in any way invalidating or impairing the other provisions of this Agreement.  In this Agreement any reference to a termination of consulting services will include termination for any reason whatsoever.

(b)
The rights and obligations under this Agreement will survive the termination of the Consultant providing consulting services to the Corporation to the extent provided herein and will inure to the benefit of and will be binding upon the successors and assigns of the Consultant and the Corporation.

THE CONSULTANT HAS READ THIS AGREEMENT, UNDERSTANDS IT, HAVING HAD THE OPPORTUNITY TO OBTAIN INDEPENDENT LEGAL ADVICE IN RESPECT OF IT, AND IT AGREES TO ITS TERMS.  The Consultant acknowledges having received a fully executed copy of this Agreement.

- Signature page follows -

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IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date (as defined in the attached Consulting Agreement).
)
SIGNED, SEALED and DELIVERED	)
in the presence of	)
)
)

WITNESS		BRUCE WEATHERELL

BITZIO, INC., a corporation incorporated under the laws of Nevada

By:	/s/ illegible
[name and title] I am authorized to bind Bitzio, Inc.

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Schedule "A"

To:           BITZIO, INC. (the “Corporation”)

The following is a complete list of all works and inventions relative to the subject matter of my service as a Consultant of the Corporation that it created prior to its engagement by the Corporation:

☒ No works and inventions.

☐ See below:

☐ Additional sheets attached.

)
)
)
Witness		Consultant (signature)

TANIA MARTINS		BRUCE WEATHERELL
(name of witness – printed)		(Consultant name – printed)

NOVEMBER 17, 2011
Date

Schedule "B"

COMPUTER AND NETWORK PROTECTION RULES (the "Rules")

All users (“Users”) of the computers and related systems (collectively, the “Computers”) of BITZIO, INC. (the “Corporation”) and the Corporation’s links to the INTERNET and subscriptions to on-line services (collectively, the “Networks”), including employees of the Corporation and consultants and independent contractors performing services for the Corporation, MUST comply with the following Rules.  Violation of any of these Rules is grounds for discipline up to and including immediate dismissal for cause in the case of employees and termination of consulting contracts in the case of consultants and independent contractors.  Violation of these Rules may also subject the User to penalties or proceedings under common law, copyright law and criminal law.

A. Users may use the Computers and Networks only for purposes directly related to the User’s work with the Corporation, unless a User and the Corporation agree otherwise.  Users will not store or use games or entertainment software on the Computers, nor will Users download from the Networks into the Computers any “freeware”, “shareware” or any other software, nor will Users input any information or material into the Computers that is unrelated to the User’s work with the Corporation.

B. Only authorized copies of software may be used on the Computers and Users will not operate on the Computers software that has been copied illegally.  Users will not use the Computers to copy illegally software.  Users will respect the software license and Network subscription agreements entered into by the Corporation.

C. Copies of computer software licensed to a User personally, and other computer software not licensed directly by the Corporation, may only be used on the Computers after approval for such use is obtained from the Chief Financial Officer of the Corporation.  If approved, such software may be used and stored only on the personal computer assigned to the User who is the authorized user of such software.

D. Appropriate virus protection software must be installed on each personal computer, and must be used whenever new software is being loaded onto a personal computer.

E. A User may use the Corporation’s links to the Networks only for purposes directly related to the User’s work with the Corporation, and no such access to the Networks initiated from the Corporation’s Computers will be used for a personal or any other non-Corporation purpose, unless otherwise agreed.

F. If a User accesses the Networks from the User’s own computer from the User’s home, the User will not make any reference to the Corporation in the course of such usage or to the fact that the User is associated with the Corporation, unless authorized by the Corporation.

G. Unless authorized by the Corporation, Users will not send sensitive information over the Networks given that one risk of doing so is that a recipient may forward the information to numerous others.

H. Users will not transmit software or other copyrighted materials over the Networks to third parties, nor will Users download such materials themselves, except with the prior approval of the Chief Financial Officer of the Corporation.  Users will not make or disseminate any defamatory, negligent or other similar statements on the Networks.

I. Users will be responsible for using the Computers and the Networks in an effective, ethical and lawful manner.  Users will respect the rights and interests of others, as well as privacy and confidentiality.

J. Users will take all reasonable steps to protect the integrity and the security of the Computers and the Networks, including software and data.  Users will not access or disclose systems or data, nor will they destroy or remove software or data, without authorization.  Users will not disclose confidential passwords, access codes, account numbers or other authorization assigned to them.  Users will not misrepresent themselves as another user, nor will a User change another person’s password without authorization.

USER ACKNOWLEDGEMENT

THE CONSULTANT HEREBY ACKNOWLEDGES RECEIVING AND READING A COPY OF THESE COMPUTER PROTECTION RULES ON THE DATE INDICATED BELOW AND THE CONSULTANT AGREES TO BE BOUND BY THEM.

NOVEMBER 17, 2011
(signature)	Date

BRUCE WEATHERELL
(Consultant name printed)

EXHIBIT “B”

RELEASE

WHEREAS the Consultant’s consulting services with BITZIO, INC. (the “Corporation”) ceased pursuant to the terms of its consulting agreement with the Corporation effective January 1, 2012, to which this Release is attached as Exhibit “B” (the “Consulting Agreement”);

AND WHEREAS the Consultant has agreed to accept the compensation set out in section 6.1 of the Consulting Agreement;

NOW THEREFORE THIS RELEASE AND INDEMNITY WITNESSES that in consideration of the compensation set out in section 6.1 of the Consulting Agreement, and other good and valuable consideration, the Consultant hereby releases and forever discharges the Corporation and its officers, directors, employees, shareholders and agents (collectively the “Releasees”) from any and all actions, causes of action, claims, complaints and demands whatsoever arising from the Consultant providing consulting services to the Corporation or from the termination thereof and, without limiting the generality of the foregoing, any claims for notice of such termination.

AND FOR THE SAID CONSIDERATION the Consultant further agrees not to make any claim or commence any proceedings against any other individual, partnership, association, trust, unincorporated organization or corporation with respect to any matters which may have arisen between the parties to this Release or in which any clam could arise against the Corporation for contribution or indemnity or other relief over with respect to its providing consulting services to the Corporation or the termination thereof.

AND THE CONSULTANT HEREBY DECLARES that it has had the opportunity to seek independent legal advice with respect to the compensation set out in section 6.1 of the Consulting Agreement and it fully understands it.  The Consultant hereby voluntarily accepts the compensation set out in section 6.1 of the Consulting Agreement for the purpose of making full and final compromise, adjustment and settlement of all actions, causes of action, claims, complaints, demands and liabilities referred to above.

AND FOR THE SAID CONSIDERATION, the Consultant agrees to keep the terms of this Release and the compensation set out in section 6.1 of the Consulting Agreement and the discussions leading up to them completely confidential and agrees not to disclose the terms of this Release, the compensation set out in section 6.1 of the Consulting Agreement and the discussions leading up to them to anyone, except its legal and financial advisors.

THIS RELEASE shall be deemed to have been made in, and shall be governed by, and interpreted and construed in accordance with the laws of the Province of Ontario.

THIS RELEASE shall enure to the benefit of and be binding upon the Consultant and the Corporation and their respective heirs, executors, administrators, legal personal representatives, successors and assigns.

IN WITNESS WHEREOF the Consultant has executed this document at_______,__________on the_______day of___________, 20____ and set its hand and seal thereto.

)
SIGNED, SEALED and DELIVERED	)
in the presence of	)
)
)

WITNESS		BRUCE WEATHERELL